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                                                                EXHIBIT 10.3

June 5, 1995

Mr. John Joyce
Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111

Mr. Larry Stillman
Connecticut Mutual Life Insurance Company
140 Garden Street
Hartford, CT 06154

Mr. Robert Flowers
Equitable c/o Alliance Capital
1345 Avenue of the Americas, 37th Floor
New York, NY 10105

Mr. John Casparian
Transamerica Investment Service
1150 South Olive Street, Suite 2700
Los Angeles, CA 90015


re: Third Amendment to Note Agreement dated as of March 15, 1991 between Dreyer's Grand Ice Cream, Inc. (the "Company"), as Borrower, and each of Massachusetts Mutual Life Insurance Company, MML Pension Insurance Company, the Equitable Life Assurance Society of the United States, and TransAmerica Occidental Life Insurance Company (together, the "Lenders")

Gentlemen:

I have previously discussed in detail with John Joyce Dreyer's proposal to amend the terms of Section 5.8 (b), Restricted Payments and Investments to permit Dreyer's to complete its 5,000,000 share repurchase program. It is our opinion, and John Joyce has concurred in this view, that the best way to do this would be to consider the two million warrants held by Nestle to be a "substantially concurrent issue or sale of other shares of capital stock of the Company" on an as-if exercised basis at their put price of $24.00. All other covenant tests would remain at their current levels.

The warrants are currently in the money and exercisable by Nestle at a price of $32.00. Upon exercise by Nestle the Company will receive $64,000,000 in cash and a like amount will be added to the Company's stockholder's equity account. Upon a put by Dreyer's at $24.00 the net proceeds and addition to stockholder's equity would be $48,000,000. Nestle paid ten million dollars for the warrants, and thereby have a material incentive to realize the value of that investment.

This approach will essentially mirror the approach taken by our bank group, led by Bank of America as agent. They have set a restricted payment limit of the earlier of the repurchase of




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John Joyce, Larry Stillman, Robert Flowers, John Caparian
June 5, 1995
Page 2


5,000,000 shares or the payment of total consideration for shares repurchased of $135,000,000. Considering the warrants as a substantially concurrent issue would equate to a basket for restricted payments of approximately $144,000,000 under our Note Agreement with you. However, Dreyer's would still be restricted to the bank agreement's basket and their various debt tests, effectively giving the Note holders the benefit of their lower test limits through the cross default provisions of the Note Agreement.

This Letter Amendment as Third Amendment to the Note Agreement shall add the following proviso to the end of the parenthetical language of Section 5.8 (b):

    "provided, however, that for the purpose of Section 5.8 (b), the 2,000,000 warrants to purchase common stock of the Company issued to Nestle Holdings, Inc. by the Company on June 14, 1994 shall be considered, to the extent such warrants have not expired, an issuance of 2,000,000 shares of common stock of the Company at $24.00 per share substantially concurrent with the Company's 1994 common stock repurchase program for the purchase of up to 5,000,000 common shares; and provided, further that if said warrants are exercised at an exercise price of greater than $24.00 per common share, the difference shall be deemed net cash proceeds to the Company from the issuance of common stock for purposes of Section 5.8(b)."

I have included a copy of the press release issued upon completion of the Nestle transaction. The release includes details of the entire Nestle transaction, including the warrants, as well as a summary of our strategic plan.

Your signature on letter amendment will indicate your agreement to amend the referenced issue as described above and will constitute the third amendment to the Note Agreement. Please sign and return all 5 [five] copies of this letter amendment directly to my attention. I will distribute copies of all signatures to each note holder.

In WITNESS WHEROF, the Company and the Lenders have executed this Letter of Amendment as of June 5, 1995.

DREYER'S GRAND ICE CREAM, INC.

/s/ William C. Collett
--------------------------
By:  William C. Collett
Its:  Treasurer


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:  /s/ John B. Joyce
     ---------------------
Its:   Vice President


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John Joyce, Larry Stillman, Robert Flowers, John Casparian
June 5, 1995
Page 3.


MML PENSION INSURANCE COMPANY

By:  /s/ John B. Joyce
     ---------------------------
Its:   Investment Officer



CONNECTICUT MUTUAL LIFE INSURANCE COMPANY

By: __________________________
Its: __________________________



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By: _________________________
Its: _________________________



TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:  /s/ John M. Casparian
     ---------------------------
Its:   Investment Officer